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Exhibit 10.33

GUARANTY
(The Ensign Group, Inc.)

        This GUARANTY ("Guaranty") is given as of September     , 2003 ("Effective Date"), by THE ENSIGN GROUP, INC., a Delaware corporation ("Guarantor"), whose address is 32232 Paseo Adelanto, Suite 100, San Juan Capistrano, CA 92675, in favor of OHI ASSET (CA), LLC, a Delaware limited liability company ("Lessor"), whose address is 9690 Deereco Road, Suite 100, Timonium, Maryland, 21093, with reference to the following facts:

RECITALS

        A.    PERMUNITUM LLC, a Nevada limited liability company ("Lessee"), has executed and delivered to Lessor a Master Lease dated the same date as this Guaranty (the "Master Lease") pursuant to which Lessee is leasing from Lessor certain healthcare facilities identified therein (the "Facilities").

        B.    Guarantor is the direct owner of all of the issued and outstanding equity interests of Lessee, and it is to the advantage of Guarantor that Lessor enter into the Master Lease.

        C.    As a material inducement to Lessor to lease the Facilities pursuant to the Master Lease, Guarantor has agreed to guarantee, the payment of all amounts due from, and the performance of all obligations undertaken by the Lessee under the Master Lease and the other Transaction Documents, all as hereinafter set forth. The term "Transaction Documents", as used herein, shall have the meaning given it in the Master Lease.

        WHEREFORE, the parties hereby agree as follows:

        1.     Defined Terms. All capitalized terms used herein and not defined herein shall have the meaning for such terms set forth in the Master Lease.

        2.     Guaranty. Guarantor hereby unconditionally and irrevocably guarantees to Lessor (i) the payment when due of all Rent and all other sums payable by the Lessee under the Master Lease, and (ii) the faithful and prompt performance when due of each and every one of the terms, conditions and covenants to be kept and performed by Lessee and its Affiliates under the Transaction Documents, any and all amendments, modifications, extensions and renewals of the Transaction Documents, including without limitation all indemnification obligations, insurance obligations, and all obligations to operate, rebuild, restore or replace any facilities or improvements now or hereafter located on the real estate covered by the Master Lease. In the event of the failure of Lessee to pay any such amounts owed, or to render any other performance required of Lessee or its Affiliates under the Transaction Documents, when due, Guarantor shall forthwith perform or cause to be performed all provisions of the Transaction Documents to be performed by Lessee and its Affiliates thereunder, and pay all damages that may result from the non-performance thereof to the full extent provided under the Transaction Documents (collectively, the "Obligations"). As to the Obligations, Guarantor's liability under this Guaranty is without limit.

        3.     Survival of Obligations. The obligations of Guarantor under this Guaranty with respect to the Transaction Documents shall survive and continue in full force and effect notwithstanding:

        (a)   any amendment, modification, or extension of any Transaction Document;

        (b)   any compromise, release, consent, extension, indulgence or other action or inaction in respect of any terms of any Transaction Document or any other guarantor;

        (c)   any substitution or release, in whole or in part, of any security for this Guaranty which Lessor may hold at any time;

        (d)   any exercise or nonexercise by Lessor of any right, power or remedy under or in respect of any Transaction Document or any security held by Lessor with respect thereto, or any waiver of any such right, power or remedy;

        (e)   any bankruptcy, insolvency, reorganization, arrangement, adjustment, composition, liquidation, or the like of the Lessee or any other guarantor;

        (f)    any limitation of Lessee's liability under any Transaction Document or any limitation of Lessee's liability thereunder which may now or hereafter be imposed by any statute, regulation or rule of law, or any illegality, irregularity, invalidity or unenforceability, in whole or in part, of any Transaction Document or any term thereof;

        (g)   any sale, lease, or transfer of all or any part of any interest in any Facility to any other person, firm or entity other than to Lessor;

        (h)   any act or omission by Lessor with respect to any of the security instruments or any failure to file, record or otherwise perfect any of the same;

        (i)    any extensions of time for performance under the Transaction Documents, whether prior to or after maturity;

        (j)    the release of any collateral from any lien in favor of Lessor, or the release of Lessee from performance or observation of any of the agreements, covenants, terms or conditions contained in any Transaction Document by operation of law or otherwise;

        (k)   the fact that Lessee may or may not be personally liable, in whole or in part, under the terms of any Transaction Document to pay any money judgment;

        (1)   the failure to give Guarantor any notice of acceptance, default or otherwise;

        (m)  any other guaranty now or hereafter executed by Guarantor or anyone else in connection with any Transaction Document;

        (n)   any rights, powers or privileges Lessor may now or hereafter have against any other person, entity or collateral; or

        (o)   any other circumstances, whether or not Guarantor had notice or knowledge thereof, other than the payment or performance of all of the Obligations.

        4.     Primary Liability. The liability of Guarantor with respect to the Transaction Documents shall be primary, direct and immediate, and Lessor may proceed against Guarantor: (i) prior to or in lieu of proceeding against Lessee, its assets, any security deposit, or any other guarantor; and (ii) prior to or in lieu of pursuing any other rights or remedies available to Lessor. All rights and remedies afforded to Lessor by reason of this Guaranty or by law are separate, independent and cumulative, and the exercise of any rights or remedies shall not in any way limit, restrict or prejudice the exercise of any other rights or remedies.

        In the event of any default under any Transaction Document, a separate action or actions may be brought and prosecuted against Guarantor whether or not Lessee is joined therein or a separate action or actions are brought against Lessee. Lessor may maintain successive actions for other defaults. Lessor's rights hereunder shall not be exhausted by its exercise of any of its rights or remedies or by any such action or by any number of successive actions until and unless all indebtedness and obligations the payment and performance of which are hereby guaranteed have been paid and fully performed.

        5.     Obligations Not Affected. In such manner, upon such terms and at such times as Lessor in its sole discretion deems necessary or expedient, and without notice to Guarantor, Lessor may: (a) amend, alter, compromise, accelerate, extend or change the time or manner for the payment or the performance of any obligation hereby guaranteed; (b) extend, amend or terminate any of the

Transaction Documents; or (c) release Lessee by consent to any assignment (or otherwise) as to all or any portion of the obligations hereby guaranteed. Any exercise or nonexercise by Lessor of any right hereby given Lessor, dealing by Lessor with Guarantor or any other guarantor, Lessee or any other person, or change, impairment, release or suspension of any right or remedy of Lessor against any person including Lessee and any other guarantor will not affect any of the obligations of Guarantor hereunder or give Guarantor any recourse or offset against Lessor.

        6.     Waiver. With respect to the Transaction Documents, Guarantor hereby waives and relinquishes all rights and remedies accorded by applicable law to sureties and/or guarantors or any other accommodation parties, under any statutory provisions, common law or any other provision of law, custom or practice, and agrees not to assert or take advantage of any such rights or remedies including, but not limited to:

        (a)   any right to require Lessor to proceed against the Lessee or any other person or to proceed against or exhaust any security held by Lessor at any time or to pursue any other remedy in Lessor's power before proceeding against Guarantor or to require that Lessor cause a marshaling of Lessee's assets or the assets, if any, given as collateral for this Guaranty or to proceed against Lessee and/or any collateral, including collateral, if any, given to secure Guarantor's obligation under this Guaranty, held by Lessor at any time or in any particular order;

        (b)   any defense that may arise by reason of the incapacity or lack of authority of any other person or persons;

        (c)   notice of the existence, creation or incurring of any new or additional indebtedness or obligation or of any action or non-action on the part of Lessee, Lessor, any creditor of Lessee or Guarantor or on the part of any other person whomsoever under this or any other instrument in connection with any obligation or evidence of indebtedness held by Lessor or in connection with any obligation hereby guaranteed;

        (d)   any defense based upon an election of remedies by Lessor which destroys or otherwise impairs the subrogation rights of Guarantor or the right of Guarantor to proceed against Lessee for reimbursement, or both;

        (e)   any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal;

        (f)    any duty on the part of Lessor to disclose to Guarantor any facts Lessor may now or hereafter know about Lessee, regardless of whether Lessor has reason to believe that any such facts materially increase the risk beyond that which Guarantor intends to assume or has reason to believe that such facts are unknown to Guarantor or has a reasonable opportunity to communicate such facts to Guarantor, it being understood and agreed that Guarantor is fully responsible for being and keeping informed of the financial condition of Lessee and of all circumstances bearing on the risk of non-payment or non-performance of any obligations or indebtedness hereby guaranteed;

        (g)   any defense arising because of Lessor's election, in any proceeding instituted under the federal Bankruptcy Code, of the application of Section 1111 (b)(2) of the federal Bankruptcy Code; and

        (h)   any defense based on any borrowing or grant of a security interest under Section 364 of the federal Bankruptcy Code;

        (i)    all rights and remedies accorded by applicable law to guarantors, including without limitation, any extension of time conferred by any law now or hereafter in effect and any requirement or notice of acceptance of this Guaranty or any other notice to which the undersigned may now or hereafter be entitled to the extent such waiver of notice is permitted by applicable law.

        7.     Warranties. With respect to the Transaction Documents, Guarantor warrants that: (a) this Guaranty is executed at Lessee's request; and (b) Guarantor has established adequate means of obtaining from Lessee on a continuing basis financial and other information pertaining to Lessee's financial condition. Guarantor agrees to keep adequately informed from such means of any facts, events or circumstances which might in any way affect Guarantor's risks hereunder, and Guarantor further agrees that Lessor shall have no obligation to disclose to Guarantor information or material acquired in the course of Lessor's relationship with Lessee.

        8.     No-Subrogation. Until all obligations of Lessee under Transaction Documents have been satisfied and discharged in full for one (1) year, Guarantor shall have no right of subrogation and waives any right to enforce any remedy which Lessor now has or may hereafter have against Lessee and any benefit of, and any right to participate in, any security now or hereafter held by Lessor with respect to the Master Lease.

        9.     Subordination. Upon the occurrence of an Event of Default under any Transaction Document, which is not cured by Guarantor, the indebtedness or obligations of Lessee to Guarantor shall not be paid in whole or in part nor will Guarantor accept any payment of or on account of any amounts owing, without the prior written consent of Lessor and at Lessor's request, Guarantor shall cause Lessee to pay to Lessor all or any part of the subordinated indebtedness until the obligations under the Transaction Documents have been paid in full. Any payment by Lessee in violation of this Guaranty shall be received by Guarantor in trust for Lessor, and Guarantor shall cause the same to be paid to Lessor immediately on account of the amounts owing from Lessee to Lessor. No such payment will reduce or affect in any manner the liability of Guarantor under this Guaranty.

        10.   No Delay. Any payments required to be made by Guarantor hereunder shall become due on demand in accordance with the terms hereof immediately upon the happening of an Event of Default under any Transaction Document.

        11.   Application of Payments. With respect to the Transaction Documents, and with or without notice to Guarantor, Lessor, in Lessor's sole discretion and at any time and from time to time and in such manner and upon such terms as Lessor deems appropriate, may (a) apply any or all payments or recoveries from Lessee or from any other guarantor under any other instrument or realized from any security, in such manner and order of priority as Lessor may determine, to any indebtedness or other obligation of the Lessee with respect to the Transaction Documents and whether or not such indebtedness or other obligation is guaranteed hereby or is otherwise secured or is due at the time of such application, and (b) refund to Lessee any payment received by Lessor under the Transaction Documents.

        12.   Guaranty Default.

        (a)   As used herein, the term Guaranty Default shall mean one or more of the following events (subject to applicable cure periods):

        (i)    the failure of Guarantor to pay the amounts required to be paid hereunder at the times specified herein;

        (ii)   the failure of Guarantor to observe and perform any covenants, conditions or agreement on its part to be observed or performed, other than as referred to in Subsection (i) above, for a period of thirty (30) days after written notice of such failure has been given to Guarantor by Lessor, unless Lessor agrees in writing to an extension of such time prior to its expiration;

        (iii)  the occurrence of an Event of Default under the Master Lease, the Loan Agreement, the Note, or any of the other Transaction Documents.

        (b)   Upon the occurrence of a Guaranty Default, Lessor shall have the right to bring such actions at law or in equity, including appropriate injunctive relief, as it deems appropriate to compel compliance, payment or deposit, and among other remedies to recover its attorneys' fees in any proceeding, including any appeal therefrom and any post judgement proceedings.

        13.   Financial Covenants. At all times while any Obligations guaranteed by Guarantor remain outstanding (the "Term of this Guaranty"), Guarantor shall comply with any and all financial covenants of the Master Lease applicable to Guarantor, as the same may be amended, modified or restated from time to time during the Term of this Guaranty.

        14.   Financial Statements. During the Term of this Guaranty, Guarantor shall deliver, or cause to be delivered, the financial and other reports required by Article XXIII of the Master Lease as the same may be amended, modified or restated from time to time during the Term of this Guaranty.

        15.   Notices. All notices, demands or requests required or permitted to be given to either party hereto shall be in writing and shall be deemed given if delivered personally, sent by reputable overnight courier, with acknowledgment of receipt requested, or mailed by registered, overnight or certified mail, with full postage paid thereon, return receipt requested (such notice to be effective on the date such receipt is acknowledged), as follows:

Guarantor:	The Ensign Group, Inc. Before 1/01/04:
Attn: General Counsel 32232 Paseo Adelanto, Suite 100 San Juan Capistrano, CA 92675 Telephone No.: (949) 487-9500 Facsimile No.: (949) 487-9300
After 1/01/04:
Attn: General Counsel 27101 Puerta Real, Suite 450 Mission Viejo, CA 92691 Telephone No.: (949) 487-9500 Facsimile No.: (949) 487-9300
Lessor	OHI Asset (CA), LLC c/o Omega Healthcare Investors, Inc. 9690 Deereco Road, Suite 100 Timonium, MD 21093 Attn: Daniel J. Booth Telephone No.: (410) 427-1700 Facsimile No.: (410) 427-8800
With copy to:	Myers Nelson Dillon & Shierk, PLLC 125 Ottawa Ave., N.W., Suite 270 Grand Rapids, Michigan 49503 Attn: Mark E. Derwent Telephone No.: (616) 233-9640 Facsimile No.: (616) 233-9642

or to such place and with such other copies as Guarantor or Lessor may designate for itself by written notice to the other.

        16.   Miscellaneous.

        (a)   No term, condition or provision of this Guaranty may be waived except by an express written instrument to that effect signed by Lessor. No waiver of any term, condition or provision of this Guaranty will be deemed a waiver of any other term, condition or provision, irrespective of similarity, or constitute a continuing waiver of the same term, condition or provision, unless otherwise expressly provided.

        (b)   If any one or more of the terms, conditions or provisions contained in this Guaranty is found in a final award or judgment rendered by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining terms, conditions and provisions of this Guaranty shall not in any way be affected or impaired thereby, and this Guaranty shall be interpreted and construed as if the invalid, illegal, or unenforceable term, condition or provision had never been contained in this Guaranty.

        (c)   THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, EXCEPT THAT THE LAWS OF THE STATE IN WHICH A FACILITY IS LOCATED SHALL GOVERN THIS AGREEMENT TO THE EXTENT NECESSARY (i) TO OBTAIN THE BENEFIT OF THE RIGHTS AND REMEDIES SET FORTH HEREIN WITH RESPECT TO SUCH FACILITY, AND (ii) FOR PROCEDURAL REQUIREMENTS WHICH MUST BE GOVERNED BY THE LAWS OF THE STATE IN WHICH SUCH FACILITY IS LOCATED. GUARANTOR CONSENTS TO IN PERSONAM JURISDICTION BEFORE THE STATE AND FEDERAL COURTS OF MARYLAND AND AGREES THAT ALL DISPUTES CONCERNING THIS GUARANTY BE HEARD IN THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OR STATES IN WHICH THE FACILITY OR FACILITIES ARE LOCATED OR IN MARYLAND. GUARANTOR AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON IT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE STATE OR STATES IN WHICH THE FACILITY OR FACILITIES ARE LOCATED OR MARYLAND AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF THE STATE OR STATES IN WHICH THE FACILITY OR FACILITIES ARE LOCATED AND OF MARYLAND.

        (d)   GUARANTOR AND LESSOR HEREBY WAIVE TRIAL BY JURY AND THE RIGHT THERETO IN ANY ACTION OR PROCEEDING OF ANY KIND ARISING ON, UNDER, OUT OF, BY REASON OF OR RELATING IN ANY WAY TO THIS GUARANTY OR THE INTERPRETATION, BREACH OR ENFORCEMENT THEREOF.

        (e)   In the event of any suit, action, arbitration or other proceeding to interpret this Guaranty, or to determine or enforce any right or obligation created hereby, the prevailing party in the action shall recover such party's actual costs and expenses reasonably incurred in connection therewith, including, but not limited to, attorneys' fees and costs of appeal, post judgment enforcement proceedings (if any) and bankruptcy proceedings (if any). Any court, arbitrator or panel of arbitrators shall, in entering any judgment or making any award in any such suit, action, arbitration or other proceeding, in addition to any and all other relief awarded to such prevailing party, include in such-judgment or award such party's costs and expenses as provided in this paragraph.

        (f)    Guarantor (i) represents that it has been represented and advised by counsel in connection with the execution of this Guaranty; (ii) acknowledges receipt of a copy of the Transaction Documents; and (iii) further represents that Guarantor has been advised by counsel with respect thereto. This Guaranty shall be construed and interpreted in accordance with the plain meaning of its language, and not for or against Guarantor or Lessor, and as a whole, giving effect to all of the terms, conditions and provisions hereof.

        (g)   Except as provided in any other written agreement now or at any time hereafter in force between Lessor and Guarantor, this Guaranty shall constitute the entire agreement of Guarantor with Lessor with respect to the subject matter hereof, and no representation, understanding, promise or condition concerning the subject matter hereof will be binding upon Lessor or Guarantor unless expressed herein.

        (h)   All stipulations, obligations, liabilities and undertakings under this Guaranty shall be binding upon Guarantor and its respective successors and assigns and shall inure to the benefit of Lessor and to the benefit of Lessor's successors and assigns.

        (i)    Whenever the singular shall be used hereunder, it shall be deemed to include the plural (and vice-versa) and reference to one gender shall be construed to include all other genders, including neuter, whenever the context of this Guaranty so requires. Section captions or headings used in the Guaranty are for convenience and reference only, and shall not affect the construction thereof.

Signatures on following page.

IN WITNESS WHEREOF, the undersigned has executed this Guaranty as of the date first written above.

GUARANTOR: The Ensign Group; Inc.
			By:	/s/ CHRISTOPHER R. CHRISTENSEN
Name: Christopher R. Christensen Title: President
STATE OF COUNTY OF	California Orange	) )SS )

This instrument was acknowledged before me on the 30 day of September, 2003, by Christopher R. Christensen, the President of The Ensign Group, Inc., a Delaware corporation, on behalf of said corporation.

/s/ MARCUS PAXMAN Notary Public, CA County, Orange My Commission Expires: 7/23/04

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GUARANTY (The Ensign Group, Inc.)
RECITALS